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                                                                     EXHIBIT 3.2
NY3: 214280.02

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       TELESERVICES HOLDINGS CORPORATION
                    ----------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

     I, Steve McLean, being the President of Teleservices Holdings Corporation, a Delaware corporation (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of Delaware General Corporation Law, do hereby certify as follows:

     1.   The name of this Corporation is Teleservices Holdings Corporation.

     2. The Corporation's Certificate of Incorporation was filed on May 28, 1998, with the Secretary of State of Delaware.

     3. "Article I" of the Corporation's Certificate of Incorporation is to be amended to change the name of the Corporation to Protocol Holdings, Inc. As amended, such Article shall read as follows:

          "Article I: The name of this Corporation is Protocol Holdings, Inc."

     4. This amendment was authorized by the unanimous written consent of the Board of Directors and the shareholders of the Corporation on June 30th, 1998.

     IN WITNESS WHEREOF, I have made and signed this Certificate of Amendment this 30th day of June, 1998 and I affirm that the statements contained herein are true under penalties of perjury.

                                                         /s/ Stephen G. McLean
                                                         ---------------------
                                                         Stephen G. McLean
                                                         President

Acknowledged:

/s/ Daniel A. Skaff
-------------------
Daniel A. Skaff
Secretary